Exhibit 99.2

PRESS RELEASE
CooperCompanies Completes Strategic Review, Increases Share Repurchase Authorization
Board Unanimously Concludes to Retain CooperSurgical
Expands Share Repurchase Authorization from $2 billion to $3 billion
Board Remains Open to All Value Options that Create Shareholder Value
San Ramon, Calif., September 9, 2026 — CooperCompanies today announced the completion of its strategic review process first announced in December 2025. The comprehensive process focused on identifying opportunities to enhance long-term shareholder value including a review of the Company's portfolio, capital allocation priorities, strategic alternatives, corporate structure, leadership, operations, and strategy. As part of the process, the Board evaluated the sale of CooperSurgical. Following a thorough evaluation of strategic alternatives involving numerous parties, the Board unanimously concluded that shareholders would be better served by continued ownership than by pursuing a transaction at this time. The Board believes certain temporary factors impacted the perceived valuation at the end of the process, including recent updates regarding a competitive entrant to the non-hormonal IUD market and the impact of the Company’s recent fertility litigation settlement. The Board and its advisors believe these items contributed to a valuation disconnect whereby offers received were not in the best interest of shareholders.
“Our fiduciary duty is to maximize shareholder value, and the Board is collectively aligned that given the offers received, retaining CooperSurgical is the best path forward to creating shareholder value at this time,” said Colleen Jay, Chair of the Board. “We, with our advisors, ran an extensive process assessing a comprehensive array of strategic alternatives to enhance shareholder value and we believe that with the changes made, including a revised capital allocation strategy to capitalize on the Company’s strong free cash flow, new operational initiatives to drive organic growth at CooperVision, and a continued focus on driving fertility growth and leverage within CooperSurgical, the Company is well-positioned for future success. At the same time, we will always remain open to value creating alternatives and pursue any option that is in the best interest of our shareholders.”
Stock Buyback Program

Exhibit 99.2
Following completion of the strategic review, the Board reaffirmed that consistent share repurchases are an important tool to enhance shareholder value. Additionally, the Board continues to believe the Company's current valuation does not reflect the strength of its market positions, long-term growth opportunities, cash generation profile and innovation pipeline. Reflecting confidence in its intrinsic value relative to its recent valuation, the Company repurchased $445 million of shares this current fiscal year and the Board authorized an expansion of the share repurchase program from $2 billion to $3 billion to support future purchases.
Beyond stock repurchases, investments in CooperVision that prioritize commercial strengths, innovation, and organic growth will remain the top priority. CooperSurgical will prioritize organic growth initiatives and operational performance improvements.
Strengthened Board and Governance
Following constructive engagement with its shareholders, the Company enhanced the composition of its Board during the strategic review process through the addition of two new independent directors with extensive healthcare, operational and capital allocation expertise as CEOs of medical device companies. The Board believes these changes further strengthen oversight, align with shareholder feedback and support the Company's continued focus on long-term shareholder value creation. The Board remains committed to maintaining strong governance practices and regularly evaluating opportunities to further enhance its effectiveness and alignment with shareholder interests.
New Growth Investments & Operational Excellence
"Over the past year, we conducted a rigorous review of every aspect of our business with a singular focus on unlocking value," said Al White, President and CEO of CooperCompanies. "The process identified meaningful opportunities to enhance execution, sharpen our strategic focus and accelerate innovation. We have proactively taken steps to address these items and are in the process of evaluating additional options. Looking ahead, we will continue pursuing the most value-accretive options available to us.”
Operational and organizational changes identified by the Company over the course of the strategic review include:
(i)Enhanced Commercial Execution: The Company evaluated opportunities to strengthen commercial execution and is expanding CooperVision’s global sales and marketing organization.
(ii)Operational Excellence: The Company is actively working on continuous improvement opportunities to optimize operations including cost reduction and efficiency programs.
(iii)Revised Inventory and Logistics Approach: The Company is implementing several inventory and logistics initiatives designed to improve customer service, support future direct shipping capabilities and enhance operational efficiency.

Exhibit 99.2
(iv)Launch of Robust Innovation Strategy: The Company accelerated New Product Introductions, with a focus on maintaining and strengthening its leading position in the global contact lens market. Supporting this, the Company announced the grand opening of The Vision Centre, CooperVision’s new global R&D innovation hub, on September 23, 2026.
The Company expects to provide additional updates on its operational initiatives, capital allocation priorities and growth investments over the coming quarters and remains focused on identifying opportunities to enhance revenue growth, expand profitability, and increase shareholder value.
CooperCompanies Q3 2026 Earnings Results
In a separate press release today, CooperCompanies announced its financial results for the third quarter of 2026. The Company will host an audio webcast for the public, investors, analysts and news media to discuss its third quarter results, the conclusion of its strategic review and other current corporate developments. The audio webcast will be broadcast live on CooperCompanies' website, https://investor.coopercos.com, at approximately 5:00 PM ET. It will also be available for replay on CooperCompanies' website, https://investor.coopercos.com. Alternatively, you can dial in to the conference call at 800-715-9871; conference ID 9708839.
About CooperCompanies
CooperCompanies (Nasdaq: COO) is a leading global medical device company focused on helping people experience life’s beautiful moments through its two business units, CooperVision and CooperSurgical. CooperVision is a trusted leader in the contact lens industry, helping to improve the way people see each day. CooperSurgical is a leading fertility and women’s healthcare company dedicated to putting time on the side of women, babies, and families at the healthcare moments that matter most. Headquartered in San Ramon, CA, CooperCompanies has a workforce of more than 15,000, sells products in over 130 countries, and positively impacts over fifty million lives each year. For more information, please visit www.coopercos.com
Forward-Looking Statements
This press release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to plans, prospects, goals, strategies, future actions, events or performance and other statements of which are other than statements of historical fact are forward looking. In addition, all statements regarding anticipated growth in our revenues, expected savings from reorganization activities, anticipated effects of any product recalls, anticipated market conditions, planned product launches, restructuring or business transition expectations, regulatory plans, and expected results of operations and integration of any acquisition are forward-looking. To identify these statements look for words like "believes," "outlook," "probable," "expects," "may," "will," "should," "could," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Forward-

Exhibit 99.2
looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.
Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in the global or regional general business, political and economic conditions including the impact of continuing uncertainty and instability of certain countries, man-made or natural disasters and pandemic conditions, that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items; the impact of international conflicts, including the ongoing conflict in the Middle East, and the global response to international conflicts on the global and local economy, financial markets, energy markets, currency rates and our ability to supply product to, or through, or around, affected countries; our substantial and expanding international operations and the challenges of managing an organization spread throughout multiple countries and complying with a variety of legal, compliance and regulatory requirements; the actual imposition or threats of tariffs, customs duties and fees by the U.S. government and other nations in response and other retaliatory actions, such as trade protection measures, import or export licensing requirements, new or different customs duties, trade embargoes and sanctions and other trade barriers, as well as the impact of the Company’s efforts to mitigate the effects of such tariffs or similar measures; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our net sales and earnings; our existing and future variable rate indebtedness and associated interest expense is impacted by rate increases, which could adversely affect our financial health or limit our ability to borrow additional funds; changes in tax laws, examinations by tax authorities, and changes in our geographic composition of income; acquisition-related adverse effects including the failure to successfully achieve the anticipated net sales, margins and earnings benefits of acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of personal information such as the Health Insurance Portability and Accountability Act of 1996 and the California Consumer Privacy Act in the U.S. and the General Data Protection Regulation requirements in Europe, including but not limited to those resulting from data security breaches; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development, distribution facilities or raw material supply chain due to challenges associated with integration of

Exhibit 99.2
acquisitions, man-made or natural disasters, pandemic conditions, cybersecurity incidents or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to the failure to perform by third-party vendors, including cloud computing providers or other technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; a successful cybersecurity attack which could interrupt or disrupt our information technology systems, or those of our third-party service providers, or cause the loss of confidential or protected data; market consolidation of large customers globally through mergers or acquisitions resulting in a larger proportion or concentration of our business being derived from fewer customers; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry, including the contact lens industry specifically and the medical device or pharmaceutical industries generally, including but not limited to the EU Medical Devices Regulation (MDR) and the EU In Vitro Diagnostic Medical Devices Regulation; legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement, contractual disputes, or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors' expansion through acquisitions; reduced sales, loss of customers, reputational harm and costs and expenses, including from claims and litigation related to product recalls and warning letters; failure to receive, or delays in receiving, regulatory approvals or certifications for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third-party payers for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, other intangible assets and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; impact and costs incurred from changes in accounting standards and policies; risks related to environmental laws and requirements applicable to our facilities, products or manufacturing processes, including evolving regulations regarding the use of hazardous substances or chemicals in our products; risks related to environmental, social and corporate governance issues, including those related to regulatory and disclosure requirements, climate change and sustainability; and other events described in our United States Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, as such Risk Factors may be updated in annual and quarterly filings.

Exhibit 99.2
We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any obligation to update or revise them except as required by law.

Contact:
Kim Duncan
Vice President, Investor Relations and Risk Management
925-460-3663
ir@cooperco.com